Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@tivityhealth.com

TIVITY HEALTH REPORTS FIRST-QUARTER 2017 FINANCIAL RESULTS AND
INCREASES REVENUE AND EARNINGS GUIDANCE
———————————
REPORTS EPS OF $0.38 AND ADJUSTED EPS OF $0.42 ON REVENUES OF $141 MILLION
———————————
COMPLETES REFINANCING OF CREDIT FACILITIES

NASHVILLE, Tenn. (April 27, 2017) – Tivity Health, Inc. (NASDAQ: TVTY) today announced financial results for the first quarter ended March 31, 2017.

First-Quarter 2017 Financial Highlights

•	Revenues increased by 11.9% to $141.0 million compared with $126.0 million for the first quarter of 2016, driven by growth in all three of the Company's product lines.

•
Net income from continuing operations was $15.5 million compared with $19.2 million for the first quarter of 2016. Results for the first quarter of 2017 include an effective income tax rate of 37.7% and the impact of pre-tax business separation and restructuring charges totaling $2.4 million. Results for the first quarter of 2016 include an effective income tax rate of 0%, due to tax benefits derived from utilizing net operating loss carryforwards from 2015 that were previously subject to a valuation allowance, as well as pre-tax restructuring charges of $39 thousand.

•
Adjusted net income from continuing operations, excluding business separation and restructuring charges, was $16.9 million for the first quarter of 2017 and $19.2 million for the first quarter of 2016. For illustration, had net income from continuing operations for the first quarter of 2016 been subject to a normalized tax rate of 40.0%, it would have been $11.5 million.  See pages 10-12 for a reconciliation of non-GAAP financial measures.

•
Net income from continuing operations per diluted share was $0.38 compared with $0.52 for the first quarter of 2016, and adjusted net income from continuing operations per diluted share was $0.42 compared with $0.52 for the first quarter of 2016. For illustration, had net income from continuing operations for the first quarter of 2016 been subject to a normalized tax rate of 40.0%, net income from continuing operations per diluted share would have been $0.31. Weighted average diluted shares outstanding increased 10.0% for the first quarter of 2017 from the first quarter of 2016.

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TVTY Reports First-Quarter Results

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•
Adjusted EBITDA, which excluded business separation and restructuring expenses, increased 26.3% to $31.8 million compared with $25.2 million for the first quarter of 2016. Adjusted EBITDA margin increased to 22.6% for the first quarter of 2017 compared with 20.0% for the first quarter of 2016. See pages 10-12 for a reconciliation of non-GAAP financial measures.

•
Funded debt was $214.8 million at the end of the first quarter of 2017, and the ratio of total debt to trailing 12 months EBITDA, as calculated under the Company's then effective credit facility, improved to 1.8 from 1.9 at the end of 2016.

TIVITY HEALTH, INC.
Financial Highlights
(Dollars in millions, except per-share data)
See pages 10-12 for a reconciliation of non-GAAP financial measures

	Three Months Ended March 31,
	2017	2016
Revenues	$141.0	$126.0
Per diluted share:
Net income from continuing operations, GAAP basis	$0.38	$0.52
Business separation expense	0.02	-
Restructuring charges	0.01	-
Adjusted net income from continuing operations, non-GAAP basis [1]	$0.42	$0.52
Weighted average diluted common shares outstanding (in thousands)	40,541	36,861

1 Figures may not add due to rounding.

"We are pleased with our first-quarter financial results," said Donato Tramuto, Tivity Health's Chief Executive Officer. "Due to the strength of this performance and the visibility it gives us for the rest of 2017, we have increased our financial guidance for the full year.

"We are also pleased to announce a three-year renewal of our SilverSneakers® contract with UnitedHealth Group, continuing a 20-year relationship with a partner who shares our commitment to active lifestyles. This renewal and many other renewals we have achieved to date are a clear indication of the value of both our brand and the services provided to our customers and their members through the SilverSneakers program."

Glenn Hargreaves, Tivity Health's Interim Chief Financial Officer, added, "During the first quarter, we essentially completed our restructuring and business separation initiatives and realized cost savings that annualize to approximately $15 million from the restructuring, which contributed to expanding our adjusted EBITDA margin.

"Tivity Health's cash flow from operations for the first quarter of 2017 totaled $3.0 million. First-quarter cash flow reflects our expected seasonality due to the payment of the 2016 colleague bonus and the full-year 2016 401(k) Plan matching contributions. Cash flow for the first quarter was also reduced due to the timing of payments from two long-term customers, which have since been paid. Our guidance for free cash flow for the full year remains unchanged."
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TVTY Reports First-Quarter Results

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Completes Refinancing of Credit Facilities

On April 21, 2017, Tivity Health completed the refinancing of its senior credit facilities.  The new facilities include a $100 million revolving credit facility, a $70 million term loan A facility, a $150 million delayed draw term loan facility and an uncommitted incremental accordion facility of $100 million. Proceeds of the revolving loans and delayed draw term loans may be used to repay outstanding indebtedness, including amounts payable upon any conversion of the Company's $150 million cash convertible senior notes due 2018. As previously disclosed, the stock trading price threshold requirement for convertibility of the senior notes was met in the first quarter of 2017. Consequently, the senior notes are convertible into cash at the option of the holder during the period of April 1, 2017 through June 30, 2017. As a result, and even if holders do not elect to convert, applicable accounting rules require Tivity Health to reclassify the senior notes as a current rather than long-term liability at March 31, 2017.

Increases 2017 Financial Guidance

Tivity Health announced today that, based on first-quarter results and the Company's outlook for the remainder of 2017, financial guidance for 2017 has been modified as follows:
•	revenues in a range of $550 million to $558 million, compared with the previous range of $540 million to $550 million;
•	adjusted EBITDA in a range of $119 million to $123 million, compared with the previous range of $116 million to $120 million; and
•	adjusted earnings per diluted share in a range of $1.50 to $1.58, compared with the previous range of $1.44 to $1.52.

The guidance for adjusted EBITDA and adjusted earnings per diluted share reflects the exclusion of pre-tax restructuring and business separation expenses totaling $2.4 million that were incurred in the first quarter of 2017.  See page 12 for a reconciliation of adjusted earnings per diluted share guidance to earnings per diluted share guidance.  The Company does not provide a reconciliation of adjusted EBITDA guidance because certain information required for such reconciliation is not determinable with reasonable certainty.

This guidance for 2017 includes:
•	depreciation and amortization expense of approximately $3 million;
•	a federal income tax rate for the remainder of the year of approximately 39%;
•	weighted average diluted shares outstanding of approximately 41 million for the full year;
•	free cash flow of $90 million to $95 million; and
•	capital expenditures of $8 million to $10 million.

Summary

Tramuto concluded, "Our first-quarter performance provides further evidence of our ability to fiercely execute on our plan, to produce profitable growth serving markets that have compelling long-term growth dynamics, and to deliver value to our customers and shareholders. Through our A-B-C-D strategy, the goals of which are to (A) add new members in our three existing networks - SilverSneakers®, Prime® Fitness and WholeHealth LivingTM; (B) build engagement and participation among our current eligible members; (C) collaborate with partners to add new products and services that will leverage the value of our brand; and (D) deepen relationships with our partners and their instructors within our national network, we believe we are well positioned to strengthen our market leadership position in serving the age 50-plus market. We are actively developing and testing a variety of innovative initiatives designed to increase the number of active members and the frequency of their
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participation. With SilverSneakers as the leading, trusted brand in the market, Tivity Health intends to help our eligible members live their best lives with vitality, dignity and purpose."

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.tivityhealth.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.tivityhealth.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 2140921, and the replay will also be available on the Company's web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings, revenues and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the risks associated with recent changes in the Company's senior management team;
•	the Company's ability to sign and implement new contracts for its solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to anticipate change and respond to emerging trends for healthcare and the impact of the same on demand for the Company's products and services;
•	the Company's ability to develop new products;
•
the Company's ability to anticipate and respond to strategic changes, opportunities and emerging trends in the Company's industry and/or business and to accurately forecast the related impact on the Company's revenues and earnings;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•
the Company's ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company's programs in a manner and within the timeframe anticipated by the Company;

•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or protected health information and lead to enforcement actions, fines and other litigation against the Company;

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•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed the Company's resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	the Company's ability to obtain adequate financing to provide the capital that may be necessary to support its operations;
•	the ability of the Company's customers to maintain the number of covered lives enrolled in the plans during the terms of its agreements;
•	counterparty risk associated with the Company's cash convertible notes hedges;
•
the risks associated with valuation of the cash convertible notes hedges and the cash conversion derivative, which may result in volatility to the Company's consolidated statements of comprehensive income (loss) if these transactions do not completely offset one another;

•	the impact of any new or proposed legislation, regulations and interpretations relating to Medicare or Medicare Advantage;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact on the Company's operations and/or demand for its services of future state and federal legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	current geopolitical turmoil, the continuing threat of domestic or international terrorism, and the potential emergence of a health pandemic or infectious disease outbreak; and
•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 14.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers.  Learn more at www.tivityhealth.com.
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TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS

	March 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$664	$1,602
Accounts receivable, net	66,942	50,424
Prepaid expenses	3,662	3,409
Other current assets	2,288	2,250
Cash convertible notes hedges, current	82,445	—
Income taxes receivable	—	426
Total current assets	156,001	58,111

Property and equipment:
Leasehold improvements	10,144	10,144
Computer equipment and related software	23,404	23,024
Furniture and office equipment	8,670	8,670
Capital projects in process	2,506	2,079
	44,724	43,917
Less accumulated depreciation	(36,379)	(35,586)
	8,345	8,331

Other assets	6,646	6,688
Cash convertible notes hedges, long-term	—	48,361
Long-term deferred tax asset	57,129	59,562
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Total assets	$591,850	$544,782
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TIVITY HEALTH, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2017	December 31, 2016
Current liabilities:
Accounts payable	$27,577	$26,029
Accrued salaries and benefits	7,999	18,686
Accrued liabilities	38,215	33,623
Other current liabilities	364	397
Cash conversion derivative, current	82,445	—
Current portion of long-term debt	147,102	46,046
Current portion of long-term liabilities	5,831	7,582
Total current liabilities	309,533	132,363

Long-term debt	60,196	164,297
Cash conversion derivative, long-term	—	48,361
Other long-term liabilities	8,149	10,463

Stockholders' equity:

Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock $.001 par value, 120,000,000 shares authorized, 39,188,902 and 38,933,580 shares outstanding	39	39
Additional paid-in capital	344,108	341,270
Accumulated deficit	(97,602)	(119,327)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(4,391)	(4,502)
Total stockholders' equity	213,972	189,298
Total liabilities and stockholders' equity	$591,850	$544,782
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TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except earnings (loss) per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$140,970	$126,012
Cost of services (exclusive of depreciation and amortization of $657 and $1,530, respectively, included below)	102,399	91,377
Selling, general & administrative expenses	8,361	9,411
Depreciation and amortization	787	1,872
Restructuring and related charges	737	39

Operating income	28,686	23,313
Interest expense	3,834	4,105

Income before income taxes	24,852	19,208
Income tax expense	9,371	—

Net income from continuing operations	15,481	19,208
Loss from discontinued operations, net of income tax benefit	(220)	(33,105)
Net income (loss)	15,261	(13,897)
Less: net income (loss) attributable to non-controlling interest	—	312
Net income (loss) attributable to Tivity Health, Inc.	$15,261	$(14,209)

Earnings (loss) per share attributable to Tivity Health, Inc. - basic:
Continuing operations	$0.40	$0.53
Discontinued operations	$(0.01)	$(0.93)
Net income (loss) (1)	$0.39	$(0.39)

Earnings (loss) per share attributable to Tivity Health, Inc. - diluted:
Continuing operations	$0.38	$0.52
Discontinued operations	$(0.01)	$(0.91)
Net income (loss) (1)	$0.38	$(0.39)

Comprehensive income (loss)	$15,372	$(12,851)

Weighted average common shares
and equivalents:
Basic	39,069	36,109
Diluted	40,541	36,861

(1) Figures may not add due to rounding.
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TIVITY HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income from continuing operations	$15,481	$19,208
Net loss from discontinued operations	(220)	(33,105)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of business acquisitions:
Depreciation and amortization	793	12,746
Amortization of deferred loan costs	516	554
Amortization of debt discount	1,931	1,826
Share-based employee compensation expense	1,446	2,427
Loss on sale of TPHS business	310	—
Equity in income from joint ventures	—	(132)
Deferred income taxes	8,972	(191)
(Increase) decrease in accounts receivable, net	(16,459)	7,471
(Increase) decrease in other current assets	(441)	1,955
Increase (decrease) in accounts payable	1,337	(1,175)
Decrease in accrued salaries and benefits	(11,773)	(227)
Increase (decrease) in other current liabilities	4,960	(2,013)
Other	(3,829)	(1,734)
Net cash flows provided by operating activities	$3,024	$7,610

Cash flows from investing activities:
Acquisition of property and equipment	$(1,234)	$(6,450)
Investment in joint ventures	—	(453)
Other	—	(275)
Net cash flows used in investing activities	$(1,234)	$(7,178)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	109,975	131,500
Payments of long-term debt	(115,465)	(136,084)
Payments related to tax withholding for share-based compensation	(885)	(213)
Exercise of stock options	2,250	—
Change in cash overdraft and other	1,155	4,600
Net cash flows used in financing activities	$(2,970)	$(197)

Effect of exchange rate changes on cash	$242	$989

Less: net increase in discontinued operations cash and cash equivalents	$—	$588

Net (decrease) increase in cash and cash equivalents	$(938)	$636

Cash and cash equivalents, beginning of period	1,602	233

Cash and cash equivalents, end of period	$664	$869

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TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
 (Unaudited)

Reconciliation of Adjusted Net Income from Continuing Operations, Non-GAAP Basis and
Adjusted Net Income from Continuing Operations Per Share, Non-GAAP Basis to
Net Income from Continuing Operations, GAAP Basis and
Net Income from Continuing Operations Per Share, GAAP Basis

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income from continuing operations, non-GAAP basis (1)	$16,917	$0.42	$19,232	$0.52
Net loss attributable to business separation expenses (2)	(991)	(0.02)	—	—
Net loss attributable to restructuring charges (3)	(445)	(0.01)	(24)	(0.00)
Net income from continuing operations, GAAP basis (4)	$15,481	$0.38	$19,208	0.52

(1) Adjusted net income from continuing operations and adjusted net income from continuing operations per share are non-GAAP financial measures.  The Company excludes net loss attributable to business separation expenses and restructuring charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted net income from continuing operations and adjusted net income from continuing operations per share in isolation or as a substitute for net income from continuing operations or net income from continuing operations per share determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to business separation costs consists of pre-tax charges of $1,639,000 for the three months ended March 31, 2017 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(3) Net loss attributable to restructuring charges consists of pre-tax charges of $737,000 for the three months ended March 31, 2017 associated with the 2016 restructuring of corporate support infrastructure and pre-tax charges of $39,000 for the three months ended March 31, 2016 associated with a reorganization and cost rationalization plan.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(4) Figures may not add due to rounding.

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Reconciliation of Adjusted EBITDA from Continuing Operations, Non-GAAP Basis to Net Income from Continuing Operations, GAAP Basis
 (In thousands)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	$ in thousands	% of Revenue	$ in thousands	% of Revenue
Adjusted EBITDA from continuing operations, non-GAAP basis (5)	$31,849	22.6%	$25,224	20.0%
Business separation costs (6)	(1,639)		—
Restructuring charges (7)	(737)		(39)
EBITDA from continuing operations, non-GAAP basis (8)	29,473		25,185
Depreciation and amortization	(787)		(1,872)
Interest expense	(3,834)		(4,105)
Income tax expense	(9,371)		—
Net income from continuing operations, GAAP basis	$15,481		$19,208

(5) Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes business separation costs and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

(6) Business separation costs consists of pre-tax charges related to the separation of the Network Solutions business from the disposed total population health business.

(7) Restructuring charges for the three months ended March 31, 2017 consists of pre-tax charges associated with the 2016 restructuring of corporate support infrastructure. Restructuring charges for the three months ended March 31, 2016 consists of pre-tax charges associated with a reorganization and cost rationalization plan.

(8) EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for net income from continuing operations determined in accordance with accounting principles generally accepted in the United States.

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Reconciliation of Adjusted Net Income from Continuing Operations
Per Share ("EPS") Guidance, Non-GAAP Basis to EPS Guidance, GAAP Basis

Fiscal Year Ending December 31, 2017
Adjusted EPS guidance, non-GAAP basis (9)	$1.50 - 1.58
EPS (loss) guidance attributable to business separation costs (10)	(0.02)
EPS (loss) guidance attributable to restructuring charges (11)	(0.01)
EPS guidance, GAAP basis	$1.47 – 1.55

 (9) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to business separation expenses and restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(10) EPS (loss) guidance attributable to business separation costs consists of pre-tax charges of $1,639,000 related to the separation of the Network Solutions business from the disposed total population health business.  The tax rate applied to these costs was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(11) EPS (loss) guidance attributable to restructuring charges consists of pre-tax charges of $737,000 associated with the 2016 restructuring of corporate support infrastructure.  The tax rate applied to these restructuring charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

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